UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 15, 2008

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On August 15, 2008, Cephalon, Inc. (the “Company”) established a $200 million, three-year revolving credit facility (the “Credit Facility”), the terms of which are set forth in a Credit Agreement dated as of August 15, 2008 (the “Credit Agreement”) among the Company, the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), Deutsche Bank Securities Inc. and Bank of America N.A., as co-syndication agents, Wachovia Bank, N.A. and Barclays Bank plc, as co-documentation agents, and J.P. Morgan Securities Inc., Deutsche Bank Securities Inc. and Banc of America Securities LLC, as joint bookrunners and joint lead arrangers.

The Credit Facility will be available for letters of credit, working capital and general corporate purposes and is guaranteed by certain domestic subsidiaries of the Company.  The Credit Agreement provides that with respect to the Credit Facility up to $50 million is available for borrowings in Euros and Pounds Sterling (the “Eurocurrency Loans”), up to $50 million for letters of credit (the “LOCs”), and up to $25 million is available for swing line loans in U.S. dollars on same-day notice (the “Swing Line Loans”).  The obligations of the Company under the Credit Facility are secured by pledges of and first priority perfected security interests in 65% of the equity interests of certain of the Company’s first tier foreign subsidiaries.  The Credit Agreement contains standard covenants, including but not limited to covenants related to total debt to Consolidated EBITDA (as defined in the Credit Agreement), senior debt to Consolidated EBITDA, interest expense coverage and limitations on capital expenditures, asset sales, mergers and acquisitions, indebtedness, liens, and transactions with the Company’s affiliates.

As set forth in the Credit Agreement, borrowings will bear interest at an amount equal to a rate calculated based on the type of borrowing and the Company’s total leverage ratio (as defined in the Credit Agreement).  For example, for U.S. dollar loans (other than a Swing Line Loan (as defined below)), the Company may elect to pay interest based on an adjusted LIBOR rate plus between 1.25% and 2.25% or an Alternate Base Rate (as defined in the Credit Agreement) plus between 0.25% and 1.25%.

The Company will also pay a commitment fee (the “Commitment Fee”) of between 20 to 45 basis points, payable quarterly, on the average daily unused amount of the Credit Facility based on the Company’s leverage ratios.  The number of basis points added to the applicable interest rate and established for participations in the LOCs and the Commitment Fee is determined based upon the ratio of the Company’s total indebtedness to Consolidated EBITDA each quarter.

As of the date of this filing, the Company has not drawn any amounts under the Credit Facility.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is contained in Item 1.01 above and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description of Document
10.1

Credit Agreement dated as of August 15, 2008 among Cephalon, Inc., the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, Deutsche Bank Securities Inc. and Bank of America N.A., as co-syndication agents, Wachovia Bank, N.A. and Barclays Bank plc, as co-documentation agents, and J.P. Morgan Securities Inc., Deutsche

Bank Securities Inc. and Banc of America Securities LLC, as joint bookrunners and joint lead arrangers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: August 15, 2008	By:	/s/ J. Kevin Buchi
J. Kevin Buchi
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

Credit Agreement dated as of August 15, 2008 among Cephalon, Inc., the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, Deutsche Bank Securities Inc. and Bank of America N.A., as co-syndication agents, Wachovia Bank, N.A. and Barclays Bank plc, as co-documentation agents, and J.P. Morgan Securities Inc., Deutsche Bank Securities Inc. and Banc of America Securities LLC, as joint bookrunners and joint lead arrangers.